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                                                                    Exhibit 23.3



                    Independent Certified Public Accountants,

                               dated June 28, 2002



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-11 of our report dated June 28, 2002, relating to the financial statements of Behringer Harvard Real Estate Investment Trust I, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Dallas, Texas
June 28, 2002